Exhibit 3.2

DOMINION ENERGY TRANSMISSION, INC.

BYLAWS

Adopted April 30, 1980

As Amended

Date	Sections
December 23, 1982	3.2
December 1, 1986	9.4
March 5, 1990	3.2
March 15, 1990	3.11
December 2, 1991 (Effective January 1, 1992)	3.2
May 17, 1993	3.2
May 31, 1995 (Effective June 1, 1995)	3.2
September 3, 1996 (Effective August 1, 1996)	3.2
March 3, 1997	3.2
April 7, 1997	3.2
September 15, 1999	3.2
April 11, 2000 (name change)
May 12, 2017 (name change)

CONTENTS

1. OFFICES		1
1.1	Registered Office	1
1.2	Principal Office	1
1.3	Other Offices	1

2. MEETING OF STOCKHOLDERS		1
2.1	Annual Meetings	1
2.2	Special Meetings	1
2.3	Place of Meetings	2
2.4	Notice of Meetings	2
2.5	Adjourned Meetings	2
2.6	Voting Lists	3
2.7	Quorum	3
2.8	Proxies	3
2.9	Voting Rights	3
2.10	Required Vote	4
2.11	Election of Directors	4
2.12	Consent of Stockholders in Lieu of Meeting	4

3. BOARD OF DIRECTORS		4
3.1	General Powers	4
3.2	Number and Qualifications	4
3.3	Term of Office	4
3.4	Removal	4
3.5	Vacancies	5
3.6	First Meetings	5
3.7	Regular Meetings	5
3.8	Special Meetings	5
3.9	Quorum, Required Vote, and Adjournment	6
3.10	Consent of Directors in Lieu of Meeting	6
3.11	Limitation on Liability	6

4. COMMITTEES		7
4.1	Powers; Duties	7

5. OFFICERS		7
5.1	Number	7
5.2	Election, Term of Office, and Qualifications	7
5.3	Subordinate Officers	8
5.4	Removal	8
5.5	Vacancies	8
5.6	The President	8
5.7	The Vice Presidents	9
5.8	The Secretary and Assistant Secretaries	9
5.9	The Treasurer and Assistant Treasurers	9

6. EXECUTION OF INSTRUMENTS		10
6.1	Execution of Instruments Generally	10
6.2	Checks, Drafts, Etc.	10
6.3	Proxies	10

7. CAPITAL STOCK		11
7.1	Stock Certificates	11
7.2	Transfer of Stock	11
7.3	Rights of Corporation with Respect to Registered Owners	11
7.4	Transfer Agents and Registrars	12
7.5	Record Date	12
7.6	Lost, Destroyed and Stolen Certificates	13

8. DIVIDENDS		13
8.1	Sources of Dividends	13
8.2	Reserves	13
8.3	Reliance on Corporate Records	13
8.4	Manner of Payment	14

9. GENERAL PROVISIONS		14
9.1	Waiver of Notice	14
9.2	Seal	14
9.3	Fiscal Year	14
9.4	Indemnification	14

10. AMENDMENTS		17
10.1	By the Stockholders	17
10.2	By the Directors	17

BYLAWS

OF

DOMINION ENERGY TRANSMISSION, INC.

A Delaware Corporation

1.	OFFICES

1.1 Registered Office. The registered office of the Corporation is located at 1209 Orange Street, Wilmington, Delaware. The Corporation may by resolution of the Board of Directors, change the location to any other place in Delaware.

1.2 Principal Office. The principal office of the Corporation shall be at 925 White Oaks Boulevard, Bridgeport, West Virginia.

1.3 Other Offices. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors may from time to time establish.

2.	MEETINGS OF STOCKHOLDERS

2.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other proper business, notice of which was given in the notice of the meeting, shall be held at nine o’clock in the morning on the first Monday of June in each year, if not a legal holiday, or if a legal holiday, then on the next succeeding business day not a legal holiday.

2.2 Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President upon the written request of stockholders of record holding in the aggregate one-fifth or more of the outstanding shares of stock of the Corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President.

2.3 Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

2.4 Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or under the direction of the Secretary, to each stockholder entitled to vote at such meeting. Except as otherwise required by statute, the written notice shall be given not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.5 Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6 Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.7 Quorum. Except as otherwise required by statute, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present.

2.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

2.9 Voting Rights. Except as otherwise provided by statute or by the Certificate of Incorporation, and subject to the provisions of Paragraph 7.5 of these Bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

2.10 Required Vote. Except as otherwise required by statute or by the Certificate of Incorporation, the holders of a majority of the capital stock having voting power, present in person or by proxy, shall decide any question brought before a meeting of the stockholders at which a quorum is present.

2.11 Elections of Directors. Elections of directors need not be by written ballot.

2.12 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

3.	BOARD OF DIRECTORS

3.1 General Powers. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

3.2 Number and Qualifications. The number of directors which shall constitute the whole Board shall be fixed by resolution of a majority of the whole Board. Directors need not be stockholders.

3.3 Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his death, resignation or removal.

3.4 Removal. The stockholders may at any time, at a meeting expressly called for that purpose, remove any or all of the directors, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.5 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.6 First Meetings. The first meeting of each newly elected Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders for the purpose of the organization of the Board, the election of officers, and the transaction of such other business as may properly come before the meeting.

3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Delaware, as shall from time to time be determined by the Board.

3.8 Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of two directors. Such meetings shall be held at such times and at such places, within or without the State of Delaware, as shall be determined by the President or by the directors requesting the meeting. Notice of the time and place thereof shall be mailed to each director, addressed to him at his address as it appears on the records of the Corporation, at least two days before the day on which the meeting is to be held, or sent to him at such place by telegraph, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.9 Quorum, Required Vote, and Adjournment. The presence, at any meeting, of one-third of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute or by the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

3.10 Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing. The Secretary shall file the written consents with the minutes of the Board or committee.

3.11 Limitation on Liability

(a) To the full extent that the General Corporation Law of the State of Delaware, as the same now exists, permits elimination or limitation of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(b) To the full extent permitted by law, all directors of the Corporation shall be afforded any exemption from liability or limitation of liability permitted by any subsequent enactment, modification or amendment of the General Corporation Law of the State of Delaware.

(c) Any repeal or modification of either or both of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any exemption from liability, limitation of liability or other right of a director of the Corporation with respect to any matter occurring prior to such repeal or modification.

4.	COMMITTEES

4.1 Powers; Duties. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member. Each committee shall have such name and duties as may be determined from time to time by resolution adopted by the Board of Directors. The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

5.	OFFICERS

5.1 Number. The officers of the Corporation shall be a President, a Vice President, a Secretary, a Treasurer, and such other officers as the Board shall specify from time to time, each of whom shall be elected by the Board of Directors. Any number of offices may be held by the same person.

5.2 Election, Term of Office, and Qualifications. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor is elected and qualified or until his death, resignation or removal. No officer need be a director or stockholder of the Corporation.

5.3 Subordinate Officers. The Board of Directors from time to time may appoint other officers and agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine. The Board of Directors may delegate the power to appoint any such subordinate officers and agents and to prescribe their respective authorities and duties.

5.4 Removal. Any officer or agent may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office.

5.5 Vacancies. Any vacancy occurring in any office of the Corporation shall be filled for the unexpired term in the manner prescribed by these Bylaws for the regular election or appointment to the office.

5.6 The President. The President shall be the chief executive officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. He shall preside at all meetings of the stockholders and of the Board of Directors at which he is present. He shall, in general, perform all duties and have all powers incident to the office of President and shall perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. The President shall be chosen from among the directors.

5.7 The Vice Presidents. At the request of the President or in the event of his absence or disability, the Vice President, or in case there shall be more than one Vice President, the Vice President designated by the President, or in the absence of such designation, the Vice President or other officer designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors or by the President.

5.8 The Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books to be kept for that purpose. He shall have custody of the seal of the Corporation and shall have authority to cause such seal to be affixed to, or impressed or otherwise reproduced upon, all documents the execution and delivery of which on behalf of the Corporation shall have been duly authorized. The seal also may be affixed, impressed and attested by the Treasurer or any Assistant Secretary or Assistant Treasurer. He shall, in general, perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and have such other powers as may from time to time be assigned to him by these Bylaws, by the Board of Directors or by the President. The Assistant Secretaries, in the order determined by the Board, shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary. Any Assistant Secretary shall perform such other duties and have such other powers as the Board may prescribe.

5.9 The Treasurer and Assistant Treasurers. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may from time to time be assigned to him by these Bylaws, by the Board of Directors or by the President. The Assistant Treasurers, in the order determined by the Board, shall, in the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer shall perform such other duties and have such other powers as the Board may prescribe.

6.	EXECUTION OF INSTRUMENTS

6.1 Execution of Instruments Generally. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

6.2 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

6.3 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation or by any other person or persons duly authorized by the Board of Directors.

7.	CAPITAL STOCK

7.1 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be by a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

7.2 Transfer of Stock. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

7.3 Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

7.4 Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices.

7.5 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

7.6 Lost, Destroyed and Stolen Certificates. Where the owner of a certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation.

8.	DIVIDENDS

8.1 Sources of Dividends. The directors of the Corporation, subject to any restrictions contained in the statutes and Certificate of Incorporation, may declare and pay dividends upon the shares of the capital stock of the Corporation either (a) out of its surplus as defined and computed in accordance with the General Corporation Law of Delaware, as amended from time to time, or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or preceding fiscal year.

8.2 Reserves. Before the payment of any dividend, the directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and the directors may abolish any such reserve in the manner in which it was created.

8.3 Reliance on Corporate Records. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials or by independent public accountants as to the value and amount of the assets, liabilities and net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be redeemed or purchased.

8.4 Manner of Payment. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation at par.

9.	GENERAL PROVISIONS

9.1 Waiver of Notice. Whenever notice is required to be given under any provision of the statutes or of the Certificate of Incorporation or Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

9.2 Seal. The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation and shall indicate its formation under the laws of the State of Delaware. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.3 Fiscal Year. The fiscal year shall be the calendar year except as otherwise provided by the Board of Directors.

9.4 Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) and (b) of this Paragraph 9.4, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subparagraphs (a) and (b) of this Paragraph 9.4 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Paragraph 9.4.

(f) The indemnification and advancement of expenses provided by or granted pursuant to the other subparagraphs of this Paragraph 9.4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as of the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Paragraph 9.4 of the General Corporation Law of the State of Delaware.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Paragraph shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.	AMENDMENTS

10.1 By the Stockholders. These Bylaws may be amended or repealed, or new Bylaws may be made and adopted, by a majority vote of all the stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of meeting.

10.2 By the Directors. These Bylaws, including amendments adopted by the stockholders, may be amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board, provided that the stockholders may from time to time specify particular provisions of the bylaws which shall not be amended by the Board of Directors.